UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2009, Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), filed a Form 25 with the Securities Exchange Commission (the “SEC”) to affect the voluntary withdrawal of the listing of its common stock from the NASDAQ Stock Market LLC (“NASDAQ”). Delisting from NASDAQ will become effective on December 17, 2009. The Company intends to file a Form 15 with the SEC on or before February 15, 2010 to deregister the Company’s common stock under the Exchange Act of 1934, as amended. The Company expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC. Upon filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will be immediately suspended.

Cautionary Statement About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” about the Company’s future expectations and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this Current Report on Form 8-K, the word “will,” “intends,” “expects” and other similar expressions are intended to identify such forward looking statements. Further information on potential risk factors that could affect the Company, its business and its financial results are set forth in the Company’s filings with the SEC. The Company does not undertake any duty to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.

	By:	/S/ Matthew M. Loar

Matthew M. Loar
Vice President and Chief Financial Officer